SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                               RENTRAK CORPORATION
             (Exact name of registrant as specified in its charter)

                       Oregon                           93-0780536
              (State of incorporation)      (I.R.S. Employer Identification No.)

                 One Airport Center
             7700 N.E. Ambassador Place
                  Portland, Oregon                           97220
      (Address of principal executive offices)            (Zip code)


     THE 1997 NON-OFFICER EMPLOYEE STOCK OPTION PLAN OF RENTRAK CORPORATION
                            (Full title of the plan)


                                Paul A. Rosenbaum
                      Chairman and Chief Executive Officer
                               Rentrak Corporation
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220
                            Telephone: (503) 284-7581
          (Name and address and telephone number of agent for service)

================================== ================ ====================== ======================= ==================
                                         CALCULATION OF REGISTRATION FEE
================================== ================ ====================== ======================= ==================
                                                      Proposed Maximum        Proposed Maximum
Title of Securities                 Amount to be       Offering Price            Aggregate             Amount of
to be Registered                   Registered (1)         Per Share            Offering Price       Registration Fee
---------------------------------- ---------------- ---------------------- ----------------------- ------------------

Common Stock, par value $0.001
per share, and options related     300,000 shares         $7.79(2)             $2,337,000(2)             $190
thereto

Preferred Share Purchase Rights
                                   300,000 rights            (3)                    (3)                   (3)

================================== ================ ====================== ======================= ==================
(1)  Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares reserved for issuance under the 1997 Non-Officer Employee Stock Option Plan as a result of any future stock split, stock dividend, or similar adjustment of the outstanding Common Stock.
(2)  Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed based on the average of the high and low sales prices, $7.79, reported for the Common Stock on the Nasdaq
     National Market System on November 24, 2003.
(3)  Rights are attached to and trade with the Common Stock of Rentrak
     Corporation. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
-----------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

                  (a) The registrant's annual report on Form 10-K for the fiscal year ended March 31, 2003.

                  (b) The registrant's quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003.

                  (c) The registrant's current report on Form 8-K filed on June 25, 2003 (except as provided in Item 9 thereof).

                  (d) Description of the registrant's Common Stock contained in a Registration Statement on Form 8-A, as supplemented by the description set forth in Exhibit 99 to the registrant's annual report on Form 10-K for the fiscal year ended March 31, 2001.

                  All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  ORS 60.367, a section of the Oregon Business Corporation Act (the "Act"), provides that any director held liable for an unlawful distribution in violation of ORS 60.367 is entitled to contribution from (i) every other director who voted for or assented to the distribution without complying with the applicable statutory standards of conduct and (ii) each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of the Act or the corporation's articles of incorporation.

                  Article VIII, Section 2, of the registrant's Amended and Restated Articles of Incorporation ("Article VIII") and Article 10 of the registrant's Restated Bylaws, as amended ("Article 10"), require the registrant to indemnify officers, directors and employees to the fullest extent authorized by the Act. The effect of these provisions is summarized below but the description is qualified in its entirety by reference to the Act, Article VIII and Article 10.

                  Indemnification is granted with respect to any action, suit or proceeding (other than an action by or in the right of the corporation) against all expense, liability and loss reasonably incurred (including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), if the indemnitee's conduct was in good faith, the indemnitee reasonably believed that his conduct was in the best interests of the registrant, or at least not opposed to its best interests, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received, unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

                  In addition, indemnification is granted in respect to any proceeding by or in the right of the registrant against the expenses (including attorney fees) actually and reasonably incurred if the person acted in good faith and a manner reasonably believed to be in, or not opposed to, the best interests of the registrant. No right of indemnity is granted if the person is adjudged liable to the registrant, unless permitted by the court.

                  Termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described above. If wholly successful on the merits of a proceeding, a person is entitled to indemnity as a matter of right. Because the limits of indemnity under Oregon law are not clearly defined, Article VIII and Article 10 may provide indemnity broader than that described above.

                  Article VIII and Article 10 provide that the right of indemnification is a contract right and includes the right to be paid by the registrant the expenses incurred in defending a proceeding in advance of its final disposition; provided that, if required by Oregon law, the person seeking advances provides to the registrant an undertaking to repay advanced amounts if it is determined by a final adjudication that the recipient is not entitled to indemnity. Any person claiming indemnity is explicitly authorized to sue the registrant for payment and the registrant will have the burden of proving the claimant failed to meet the standards of conduct making indemnity permissible. If the person claiming indemnity is successful in whole or in part in such a suit (or in a suit brought by the registrant to recover an advancement of expenses), the person claiming indemnity shall also be entitled to be paid the expense of prosecuting (or defending) the suit.

                  Article VIII also provides for the elimination of personal liability of directors to the registrant or its shareholders for monetary damages for conduct as a director to the full extent permitted by the Act. Under
Section 60.047 of the Act, a corporation may not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under Section 60.367 of the Act, or (iv) any transaction from which the director derived an improper personal benefit.

                  Article VIII and Article 10 provide that the registrant may maintain insurance to protect itself and its directors, officers, employees or agents against any expense, liability or loss whether or not the registrant has the power to indemnify such person against such expense, liability or loss under Oregon law. The registrant currently has liability insurance to indemnify its directors and officers against expense, liability or loss arising from claims by reason of their acts or omissions as officers and directors.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on page II-6.

Item 9.           Undertakings.

                  (a) The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
       are  being  made,  a  post-effective   amendment  to  this   registration
       statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

                         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3)  To  remove  from   registration   by  means  of  a
       post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will (unless in the opinion of its counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, as of the 25th day of November, 2003.

                                           RENTRAK CORPORATION
                                           (Registrant)


                                            By:  /s/ PAUL A. ROSENBAUM
                                            --------------------------------
                                            Paul A. Rosenbaum
                                            Chairman and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 25th day of November, 2003.

              Signature                               Title
PRINCIPAL EXECUTIVE OFFICER AND
DIRECTOR:


/s/ PAUL A. ROSENBAUM                 Chairman and Chief Executive
---------------------                 Officer and Director
Paul A. Rosenbaum



PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ MARK L. THOENES                   Senior Vice President and Chief
-------------------                   Financial Officer
Mark L. Thoenes



A MAJORITY OF THE BOARD OF
DIRECTORS:

CECIL D. ANDRUS*                      Director
GEORGE H. KUPER*                      Director
JOON S. MOON*                         Director
JAMES G. PETCOFF*                     Director
STANFORD C. STODDARD*                 Director


*By  /s/ MARK L. THOENES
     -------------------
     Mark L. Thoenes, Attorney-in-Fact

                                INDEX TO EXHIBITS


        4.1 Instruments defining the rights of security holders. See Article III of the registrant's Amended and Restated Articles of Incorporation, incorporated by reference to the registrant's Form S-3 Registration Statement (No. 33-8511) filed on November 21, 1994, and Articles 2, 3, 5, 7, 9, and 11 of the registrant's 1995 Restated Bylaws, as amended, incorporated by reference to
Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

        4.2 Rights Agreement dated as of May 18, 1995, between the registrant and U.S. Stock Transfer Corporation as Rights Agent ("Rights Agreement"), incorporated by reference to Exhibit 4 to the registrant's current Report on Form 8-K filed June 5, 1995.

        5   Opinion of Miller Nash LLP as to the legality of the securities being registered.

        23.1 Consent of KPMG LLP.

        23.2 Consent of Miller Nash LLP (included in Exhibit 5).

        24   Power of attorney of officers and directors.

Other exhibits listed in Item 601 of Regulation S-K are not applicable.

                                    Exhibit 5


                                 Miller Nash LLP
                             3400 U.S. Bancorp Tower
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699
                                 (503) 224-5858
                               (503) 224-0155 fax


                                November 25, 2003
                              Rentrak Corporation
One Airport Center
7700 N.E. Ambassador Place
Portland, Oregon  97220

              Subject: Registration Statement on Form S-8 Relating to the 1997 Non-Officer Employee Stock Option Plan

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Rentrak Corporation, an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 300,000 shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), to be issued under the Company's 1997 Non-Officer Employee Stock Option Plan (the "Plan"), together with options and other rights relating thereto.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

                  Based on the foregoing, it is our opinion that:

                  1. The Plan has been duly adopted and approved by all necessary corporate action and, when options relating to the 300,000 shares of Common Stock referred to above are granted in accordance with the Plan, such options have or will have been legally issued.

                  2. When shares of Common Stock are issued and sold by the Company upon exercise of options duly granted under the Plan while the Registration Statement is effective, and the Company receives payment for such shares to the extent and in the manner required by the Plan, such shares will be legally issued, fully paid, and nonassessable.

                  We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,

                                        /s/ MILLER NASH LLP

                                                            Exhibit 23.1


                     Consent of Independent Public Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Rentrak Corporation to register shares for the Rentrak 1997
Non-Officer Employee Stock Option Plan of our report dated June 9, 2003, with respect to the consolidated balance sheets of Rentrak Corporation and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows and the related financial statement schedule for each of the years in the three-year period ended March 31, 2003, which report appears in the annual report on Form 10-K of Rentrak Corporation.


/s/ KPMG LLP
-------------------


Portland, Oregon
November 25, 2003

                                                              Exhibit 24

                                POWER OF ATTORNEY

Each person whose  signature  appears  below  designates  and  appoints  PAUL A.
ROSENBAUM and MARK L. THOENES, and either of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Rentrak Corporation, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 300,000 additional shares of common stock of Rentrak Corporation, and options and other rights relating thereto, to be issued pursuant to the Rentrak Corporation 1997 Non-Officer Employee Stock Option Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 17th day of November, 2003.

Signature                            Title
----------                           ------


/s/ PAUL A. ROSENBAUM                Chairman and Chief Executive Officer
---------------------------          and Director (Principal Executive Officer)
Paul A. Rosenbaum


/s/ MARK L. THOENES                  Senior Vice President and Chief Financial
---------------------------          Officer (Principal Financial and Accounting
Mark L. Thoenes                      Officer)



/s/ CECIL D. ANDRUS                  Director
---------------------------
Cecil D. Andrus


/s/ GEORGE H. KUPER                  Director
---------------------------
George H. Kuper


/s/ JOON S. MOON                     Director
---------------------------
Joon S. Moon


/s/ JAMES G. PETCOFF                 Director
---------------------------
James G. Petcoff


/s/ STANFORD C. STODDARD             Director
------------------------
Stanford C. Stoddard